Exhibit No. 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
First Potomac Realty Trust:
We consent to the incorporation by reference in the registration statements (Nos. 333-153090, 333-142149, 333-142147 and 333-122611) on Form S-3 and (Nos. 333-111691, 333-142152, 333-161403, 333-161405 and 333-172141) on Form S-8 of First Potomac Realty Trust of our report dated June 30, 2011, with respect to the statement of revenues and certain expenses of 500 First Street, NW for the year ended December 31, 2009, our report dated June 30, 2011, with respect to the statement of revenues and certain expenses of Redland Corporate Center for the period from July 1, 2009 (inception) to December 31, 2009, and our reports dated June 30, 2011 with respect to the statements of revenues and certain expenses of 840 First Street, NE and One Fair Oaks for the year ended December 31, 2010, which reports appear in the Current Report on Form 8-K of First Potomac Realty Trust dated July 1, 2011.
/s/ KPMG LLP
McLean, Virginia
July 1, 2011

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